UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2016

PENNTEX MIDSTREAM PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	001-37412	47-1669563
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11931 Wickchester Ln., Suite 300
Houston, Texas 77043
(Address of principal executive office) (Zip Code)

(832) 456-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01    Change in Control of Registrant.
On November 1, 2016, pursuant to the terms of the previously announced Contribution Agreement (the “Contribution Agreement”), dated October 24, 2016, among PennTex Midstream Partners, LLC (“PennTex Development”), Energy Transfer Partners, L.P. (“ETP”), NGP X US Holdings, L.P. (“NGP”), MRD Midstream LLC (“MRD Midstream”), WHR Midstream LLC (“WHR Midstream”) and the additional contributors party thereto (together with NGP, MRD Midstream and WHR Midstream, the “Contributors”), ETP acquired from the Contributors (i) 100% of the membership interests in PennTex Development; (ii) 6,301,596 common units representing limited partner interests in PennTex Midstream Partners, LP (the “Partnership”); (iii) 20,000,000 subordinated units representing limited partner interests in the Partnership; (iv) 100% of the membership interests in PennTex Midstream GP, LLC, the general partner of the Partnership (the “General Partner”); and (v) 100% of the incentive distribution rights in the Partnership (collectively, the “Acquisition”). The closing of the Acquisition became effective as of 12:01 a.m., Houston, Texas time, on November 1, 2016 (the “Effective Time”).
As a result of the Acquisition, ETP owns and controls the General Partner and thereby has the ability to appoint all of the members of the board of directors of the General Partner (the “Board”).
Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Director Resignations
As of the Effective Time, Thomas F. Karam, Christopher G. Carter, Cameron J. Dunn, David W. Hayes and Christopher D. Ray resigned as members of the Board. These resignations were not a result of any disagreements between the General Partner and the directors on any matter relating to the General Partner’s operations, policies or practices. The independent members of the Board, including Ambassador Robert Jordan, David C. Lawler and Richard S. Walker, remain on the Board. In addition to continuing in their roles on the Board, the independent directors continue to serve as members of the Audit Committee of the Board.
Director Appointments
As of the Effective Time, the following individuals were appointed to the Board: Marshall S. (Mackie) McCrea, III, Matthew S. Ramsey, Thomas P. Mason and Thomas E. Long. Mr. Ramsey has also been appointed Chairman of the Board as of the Effective Time.
Mr. Ramsey was appointed as President and Chief Operating Officer of the General Partner on November 1, 2016. He has served as a director of the general partner of Energy Transfer Equity, L.P. (“ETE”) since July 2012 and as a director of ETP’s general partner since November 2015. Mr. Ramsey has served as President and Chief Operating Officer of ETP’s general partner since November 2015. Mr. Ramsey is also a director of Sunoco LP, serving as chairman of Sunoco LP’s board since April 2015. Mr. Ramsey previously served as President of RPM Exploration, Ltd., a private oil and gas exploration partnership generating and drilling 3-D seismic prospects on the Gulf Coast of Texas. Mr. Ramsey is currently a director of RSP Permian, Inc. (NYSE: RSPP), where he serves as chairman of the compensation committee and as a member of the audit committee.
Mr. Long was appointed as Chief Financial Officer of the General Partner on November 1, 2016. He has served as the Group Chief Financial Officer of ETE’s general partner since February 2016 and as the Chief Financial Officer of ETP’s general partner since April 2015. Mr. Long previously served as Executive Vice President and Chief Financial Officer of Regency GP LLC from November 2010 to April 2015. From May 2008 to November 2010, Mr. Long served as Vice President and Chief Financial Officer of Matrix Service Company. Prior to joining Matrix, he served as Vice President and Chief Financial Officer of DCP Midstream Partners, LP, a publicly traded natural gas and natural gas liquids midstream business company. From 1998 to 2005, Mr. Long served in several executive positions with subsidiaries of Duke Energy Corp., one of the nation’s largest electric power companies.
Mr. McCrea is the Group Chief Operating Officer and Chief Commercial Officer for the Energy Transfer family and has served in that capacity since November 2015. Mr. McCrea has served as a director of ETP’s general partner since December 2009. Prior to that, he was the President and Chief Operating Officer of ETP’s general partner and served in that capacity from June 2008 to November 2015. Prior to that, he served as President – Midstream of ETP’s general partner from March 2007 to June 2008. Previously he served as the Senior Vice President – Commercial Development for ETP and its predecessors since January 2004. Mr. McCrea also currently serves as a director of the general partner of ETE, the general partner of Sunoco Logistics Partners L.P. (“SXL”) and the general partner of Sunoco LP.
 Mr. Mason has served as Executive Vice President and General Counsel of the general partner of ETE since December 2015. Mr. Mason served as Senior Vice President, General Counsel and Secretary of ETP’s general partner from April 2012 to December 2015. Mr. Mason previously served as Vice President, General Counsel and Secretary of ETP’s general partner from June 2008 until April 2012 and as General Counsel and Secretary of ETP’s general partner from February

2007. Prior to joining ETP, he was a partner in the Houston office of Vinson & Elkins LLP. Mr. Mason also serves on the board of directors of the general partner of SXL.
Directors who are also employees of ETP, or any of its respective subsidiaries or affiliates, do not receive additional compensation for service on the Board. There is no arrangement or understanding between any of the newly elected directors and any other person pursuant to which such directors were elected. There are no related person transactions in which any of these newly elected directors has an interest requiring disclosure under Item 404(a) of Regulation S-K.
Officer Resignations
As of the Effective Time, Thomas F. Karam, Robert O. Bond, Steven R. Jones, Michael J. Moran, Larry Thomas Stone, Chris E. Staffel and Andrea Bernatova resigned from their positions as Chairman and Chief Executive Officer, President and Chief Operating Officer, Executive Vice President and Chief Financial Officer, Senior Vice President and Chief Commercial Officer, Senior Vice President and Chief Operations and Engineering Officer, Vice President, Administration, and Vice President, Finance and Investor Relations, respectively, of the General Partner.
Officer Appointments
As of the Effective Time, the following individuals were appointed to the offices of the General Partner indicated:
Kelcy L. Warren, Chief Executive Officer (Principal Executive Officer). Mr. Warren is the Chief Executive Officer and Chairman of the board of directors of ETP’s general partner and has served in that capacity since August 2007. Prior to that, Mr. Warren had served as the Co-Chief Executive Officer and Co-Chairman of the board of directors of ETP’s general partner since the combination of ETP’s predecessors in January 2004.
Matthew S. Ramsey, President & Chief Operating Officer. Biographical information provided under “—Director Appointments” above.
Thomas E. Long, Chief Financial Officer (Principal Financial Officer). Biographical information provided under “—Director Appointments” above.
None of the aforementioned officers of the General Partner have employment contracts with the Partnership. The Partnership does not directly employ the officers of the General Partner and does not have control over their compensation. The officers of the General Partner are employed by ETP and its affiliates (including subsidiaries of the General Partner) and participate in their employee benefit plans and arrangements. Following the completion of the Acquisition, all decisions as to the compensation of the officers of the General Partner are determined and approved by ETP and its affiliates, including the General Partner.
Item 7.01    Regulation FD Disclosure.
On November 2, 2016, the Partnership issued a press release with respect to the changes in the Board and management described in Item 5.02 of this Current Report. A copy of the press release is furnished with this Form 8-K as Exhibit 99.1 and incorporated into this Item 7.01 by reference.
In accordance with General Instruction B.2 to Form 8-K, the information provided under this Item 7.01 and the information attached to this Current Report on Form 8-K as Exhibit 99.1 shall be deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such filing.
Item 9.01     Financial Statements and Exhibits.
(d)     Exhibits

Exhibit No.	Description
99.1	Press release dated November 2, 2016 issued by PennTex Midstream Partners, LP

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PennTex Midstream Partners, LP

		By:	PennTex Midstream GP, LLC,
its general partner

Dated:	November 2, 2016	By:	/s/ Stephen M. Moore
Name: Stephen M. Moore
Title: Vice President, General Counsel and Secretary